Exhibit 5.1

July 28, 2023

Murphy Canyon Acquisition Corp.

4995 Murphy Canyon Road, Suite 300

San Diego, CA 92123

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We reference the registration statement being filed by Murphy Canyon Acquisition Corp., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 65,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Registered Securities”). The Registered Securities are to be issued pursuant to the Agreement and Plan of Merger, dated as of November 8, 2022, as amended on January 27, 2023 and May 11, 2023 (the “Merger Agreement”), by and among the Company, Conduit Pharmaceuticals Limited, a Cayman Islands exempted company (“Conduit”), and Conduit Merger Sub, Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned direct subsidiary of the Company (“Merger Sub”). Pursuant to the Merger Agreement, Conduit will become a wholly-owned subsidiary of the Company through the merger of Merger Sub with and into Conduit, with Conduit surviving (the “Business Combination”). The Business Combination is subject to satisfaction or waiver of several conditions, including the approval of the Company’s stockholders of the Merger Agreement and consummation of the transactions contemplated thereby.

We have examined the Merger Agreement and the registration statement on Form S-4 filed by the Company on May 12, 2023, as amended to date (the “Registration Statement”), as well as the Company’s proposed Certificate of Incorporation and Bylaws. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein. In rendering such opinion, we have relied as to factual matters upon the representations, warranties and other statements made in the Merger Agreement.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or other comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations regarding matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, provided that the Company adopts the proposed Certificate of Incorporation and Bylaws and takes all necessary corporate action to duly authorize the Registered Securities, the Registered Securities will be validly issued, fully paid, and nonassessable when issued pursuant to the Merger Agreement.

Our opinion set forth herein is limited to the General Corporation Law of the State of Delaware, the laws of the State of New York, and the federal law of the United States, and we do not express any opinion herein concerning any other laws.

This opinion letter is provided to the Company for its use solely in connection with the transactions contemplated by the Merger Agreement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. The only opinion rendered by us consists of that set forth in the fourth paragraph of this letter, and no opinion may be implied or inferred beyond the opinion expressly stated. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and the use of our name therein and in the related prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Sichenzia Ross Ference LLP
Sichenzia Ross Ference LLP